UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Ashton Blvd. Lehi, UT		84043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 404-4129

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2018, Vivint Solar, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 111,834,464 shares of the Company’s common stock, or approximately 96.97% of the 115,328,684 shares entitled to vote, were present in person or by proxy and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the United States Securities and Exchange Commission on April 26, 2018.

1. The stockholders elected the two individuals listed below as Class I directors to serve on the Board of Directors of the Company, each to serve for a three-year term ending in 2021 or until his successor is duly elected and qualified or until his death, resignation or removal.  The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Todd R. Pedersen	88,621,703	12,808,871	10,403,890
Joseph S. Tibbetts, Jr.	89,372,263	12,058,311	10,403,890

2. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,585,677	96,515	152,272	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ Dana Russell Dana Russell Chief Financial Officer
and Executive Vice President

Date: June 13, 2018